Exhibit 10.19

                             ARCH CAPITAL GROUP LTD.

                           Restricted Share Agreement


     THIS AGREEMENT, dated on October 23, 2001, between Arch Capital Group Ltd. (the "Company"), a Bermuda company, and Robert Clements (the "Executive").

     WHEREAS, the Executive has been granted the following award as compensation for services to be rendered;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows.

     1. Award of Shares. The Executive is hereby awarded 1,668,157 shares of restricted common stock of the Company (the "Award"), subject to the terms and conditions herein set forth. This Award shall be rescinded if it is not approved by shareholders prior to the first anniversary hereof.

     2. Terms and Conditions. It is understood and agreed that the Award evidenced hereby is subject to the following additional terms and conditions:

          (a) Vesting of Award. Subject to Section 2(b) below and the other terms and conditions of this Agreement, this Award shall become vested in five equal annual installments, beginning on the first anniversary of the date hereof. Notwithstanding the foregoing, if the service of the Executive as Chairman of the Board of the Company is terminated by the Company or is not continued by the Company for any reason, or the Executive's service terminates due to his death or Permanent Disability, then the Award shall become immediately vested in full upon such termination of service. "Permanent Disability" means those circumstances where the Executive is unable to continue to perform the usual customary duties of his assigned job for a period of six (6) months in any twelve (12) month period because of physical, mental or emotional incapacity resulting from injury, sickness or disease. Any questions as to the existence of a Permanent Disability shall be determined by a qualified, independent physician selected by the Company and approved by the Executive (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this Agreement.

          (b) Termination of Service; Forfeiture of Unvested Shares. Except as otherwise set forth in Section 2(a) above, in the event the Executive terminates his service with the Company (other than due to his death or Permanent Disability or the failure of the Company to continue his service) prior to the date of vesting of an installment of the Award, the unvested installments shall be forfeited by the Executive and become the property of the Company. For purposes of this Agreement, service with any of the Company's wholly owned subsidiaries shall be considered to be service with the Company.


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          (c) Certificates. Each certificate issued in respect of an Award made hereunder shall be dated the date hereof and deposited with the Company, or its designee, together with, if requested by the Company, a stock power executed in blank by the Executive, and shall bear a legend disclosing the restrictions on transferability imposed on such Award by this Agreement (the "Restrictive Legend"). Upon the vesting of the Award pursuant to
     Section 2(a) hereof, the certificates evidencing such vested Shares, not bearing the Restrictive Legend, shall be delivered to the Executive.

          (d) Rights of a Stockholder. Prior to the time an Award is fully vested hereunder, except as set forth in Section 2(e) below, the Executive shall have no right to transfer, pledge, hypothecate or otherwise encumber such Award. Beginning on the date hereof and during such period, the Executive shall have all other rights of a stockholder, including, but not limited to, the right to vote and to receive dividends at the time paid on such Award.

          (e) Transferability. Except as set forth below, prior to vesting this Award shall not be transferable by the Executive except by will or the laws of descent and distribution. Notwithstanding the foregoing, if the Board of Directors provides its consent (which consent shall not be unreasonably withheld), the Award (or any part thereof) may be transferred by the Executive to members of his or her "immediate family" or to a trust or other entity established for the exclusive benefit of solely one or more members of the Executive's "immediate family" or the Executive. Any Award held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Award immediately prior to the transfer, except that the Award will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the Executive's children, stepchildren, grandchildren, great grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

     3. Noncompetition. The Executive acknowledges that during his service with the Company, he will become familiar with trade secrets and other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company. In addition, the Executive hereby agrees that, in the event his service with the Company is terminated by the Company prior to the fifth anniversary of the date hereof, during the period ending on the later of the fifth anniversary of the date hereof or one year following the date of his termination by the Company, he will not, without the Company's written consent, directly or indirectly manage, participate in, or render services for any business competing with the businesses of the Company or its subsidiaries as such businesses exist or are in process as of the date of termination, within any geographical area in which the Company or its subsidiaries engage in such businesses.

     4. Enforcement. If, at the enforcement of Section 3, a court holds that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable


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under such circumstances will be substituted for the stated duration, scope or area and that the court will be permitted to revise the restrictions contained in Section 3 to cover the maximum duration, scope and area permitted by law.

     5. Transfer of Shares. The vested shares delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable United States federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

     6. Antidilution. In the event that the Board of Directors of the Company shall determine that any dividend in shares, recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Company common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Executive hereunder, then the Board of Directors of the Company shall make such equitable changes or adjustments as are appropriate and adjust any or all of the number and kind of shares, other securities or other consideration issued or issuable in respect of this Award.

     7. Expenses of Issuance of Shares. The issuance of stock certificates hereunder shall be without charge to the Executive. The Company shall pay, and indemnify the Executive from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) or by reason of the issuance of shares hereunder.

     8. References. References herein to rights and obligations of the Executive shall apply, where appropriate, to the Executive's legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

     9. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

      If to the Company:

      Arch Capital Group Ltd.
      Executive Offices:
      20 Horseneck Lane
      Greenwich, CT  06830
      Attn.: Secretary


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      If to the Executive:  To the last address given to the Company by the Executive in the manner set forth in this
                            Section 9.



     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda, without giving effect to principles of conflict of laws.

     11. Entire Agreement. This Agreement constitutes the entire agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto is superseded by this Agreement.

     12. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.



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     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                              ARCH CAPITAL GROUP LTD.


                              By:    /s/ Louis T. Petrillo
                                     -------------------------------------
                                     Name:   Louis t. Petrillo
                                     Title:  Senior Vice President, General
                                             Counsel and Secretary


                              /s/ Robert Clements
                              --------------------------------------------
                                           Robert Clements